UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 6, 2017
Date of report (date of earliest event reported)

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions ofincorporation or organization)	(CommissionFile Number)	(I.R.S. EmployerIdentification Nos.)

4721 Ironton Street, Building A Denver, Colorado 80239
 (Address of principal executive offices) (Zip Code)

(303) 396-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 6, 2017, counsel to Ryan Drexler, the Chairman of the Board, Chief Executive Officer and President of MusclePharm Corporation (the “Company”), sent to counsel to the Company a letter proposing the extension and restructuring of Mr. Drexler’s existing secured promissory notes with the Company.  A copy of the letter is attached as Exhibit 99.1 to this Form 8-K.

The form of Indemnification Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K replaces the form of Indemnification Agreement previously filed as Exhibit 10.1 to the Form 8-K filed by the Company on August 27, 2012. The Company intends to enter into the new form of Indemnification Agreement with each of its directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

99.1	Letter from counsel to Ryan Drexler to counsel to MusclePharm Corporation.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date	By:	/s/ Ryan Drexler
	Name:	Ryan Drexler
	Title:	Chief Executive Officer and President

Date: September 8, 2017

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

99.1	Letter from counsel to Ryan Drexler to counsel to MusclePharm Corporation.

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